UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2012

C&F FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

The Federal Deposit Insurance Corporation (the “FDIC”) routinely performs a Community Reinvestment Act (“CRA”) performance evaluation of Citizens and Farmers Bank (“C&F Bank”), a subsidiary of C&F Financial Corporation (“Corporation”). Among other things, the purpose of this evaluation is to assess C&F Bank’s performance and initiatives that are designed to help meet the credit needs of the areas it serves, including low and moderate-income individuals, neighborhoods and businesses. The evaluation also includes a review of C&F Bank’s community development services and investments in C&F Bank’s assessment areas.

In a Form 8-K filed January 24, 2011, the Corporation announced that the FDIC issued C&F Bank’s 2009 CRA Performance Evaluation (the “2009 CRA Evaluation”). C&F Bank received “Satisfactory” ratings on the Investment Test component and the Service Test component evaluated as part of the 2009 CRA Evaluation. However, based on issues identified at one of C&F Bank’s subsidiaries, C&F Mortgage Corporation, C&F Bank  received a “Needs to Improve” rating on the Lending Test component, and as a result, a “Needs to Improve” rating on its overall CRA rating.

On March 30, 2012, the Corporation received written confirmation from the FDIC that, in connection with the Corporation’s January 2012 CRA Examination, the FDIC updated C&F Bank’s CRA Lending Test rating and the overall CRA rating to “Satisfactory.” As disclosed in the Corporation’s Annual Report on Form 10-K, with this improvement in C&F Bank’s CRA rating, limitations on certain business activities that had been imposed by statute while C&F Bank had a “Needs to Improve” CRA rating have been removed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date: March 30, 2012	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer

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